As filed with the Securities and Exchange Commission on September 8, 2023
Registration No. 333-273180 and 333-273180-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROOKFIELD BUSINESS CORPORATION	BROOKFIELD BUSINESS PARTNERS L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Bermuda (State or other jurisdiction of incorporation or organization)
Not Applicable (IRS Employer Identification Numbers)	Not Applicable (IRS Employer Identification Numbers)
250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000 (Address and telephone number of registrant’s principal executive offices)	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304 (Address and telephone number of registrant’s principal executive offices)
Brookfield BBP US Holdings LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281-1023
(212) 417-7000
(Name, address and telephone number of agent for service of the registrants)

Copies to:
Mile T. Kurta, Esq.
Christopher R. Bornhorst, Esq.
Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion Dated September 8, 2023
Brookfield Business Corporation
Brookfield Business Partners L.P.
Class A Exchangeable Subordinate Voting Shares of Brookfield Business Corporation
Limited Partnership Units of Brookfield Business Partners L.P.
(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate
Voting Shares)

Brookfield Business Corporation (“BBUC” or our “company”) may, from time to time, issue up to $1,500,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one non-voting limited partnership unit (each, an “LP unit”) of Brookfield Business Partners L.P. (“BBU” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BBUC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 47,244,876 exchangeable shares from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. We will not receive any proceeds from the sales of these exchangeable shares held by the selling securityholders.
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company or Brookfield Corporation (formerly, Brookfield Asset Management Inc.) upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company). The Partnership has filed a registration statement on Form F-3 (File No. 333-264630) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.
Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference, before you invest in our group’s securities.
The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BBUC”. The LP units are traded on the NYSE under the symbol “BBU” and the TSX under the symbol “BBU.UN”.

An investment in our group’s securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that our company and the Partnership have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” our group has authorized to be delivered to you. Our group has not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” our group may authorize to be delivered to you, as well as the information our group previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our group’s business, financial condition, results of operations and prospects may have changed since such dates.
Our company and the Partnership are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, “we”, “us” and “our” mean Brookfield Business Corporation collectively with its subsidiaries. References to “Brookfield Business Partners” or our “group” mean, collectively, our company, the Partnership and our respective subsidiaries. References to “General Partner” mean Brookfield Business Partners Limited, the Partnership’s general partner and a wholly-owned subsidiary of Brookfield Corporation. References to “Brookfield” mean Brookfield Corporation collectively with its subsidiaries (other than Brookfield Business Partners).
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise indicated, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws, including the United States Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of our group, as well as regarding recently completed and proposed acquisitions, dispositions and other transactions, and the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “views”, “potential”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.
Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, investors and other readers should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of our group, which may cause the actual results, performance or achievements of our group to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.
Factors that could cause actual results to differ materially from those contemplated or implied by forward- looking statements include, but are not limited to:
•
our limited operating history;

•
general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets;

•
global equity and capital markets and the availability of equity and debt financing and refinancing within these markets;

•
strategic actions including our ability to complete dispositions and achieve the anticipated benefits therefrom;

•
the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits;

•
changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates);

•
the ability to appropriately manage human capital;

•
the effect of applying future accounting changes;

•
business competition;

•
operational and reputational risks;

•
technological change;

•
changes in government regulation and legislation within the countries in which our group operates;

•
governmental investigations;

•
litigation;

•
changes in tax laws;

•
ability to collect amounts owed;

•
catastrophic events, such as earthquakes, hurricanes and pandemics/epidemics including COVID-19;

•
the redemption of exchangeable shares by our company at any time or upon notice from the holder of the class B multiple voting shares of our company (“class B shares”);

•
the possible impact of international conflicts, wars and related developments including Russia’s invasion of Ukraine, terrorist acts and cyber terrorism; and

•
other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States included in the “Risk Factors” section therein.

Statements relating to “reserves” are deemed to be forward-looking statements as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described herein can be profitably produced in the future. We qualify any and all of our forward-looking statements by these cautionary factors.
We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.
Each exchangeable share has been structured with the intention of providing an economic return equivalent to one LP unit. We therefore expect that the market price of the exchangeable shares will be significantly impacted by the market price of LP units and the combined business performance of our group as a whole. In addition to carefully considering the disclosure made in this prospectus and any prospectus supplement, and the documents incorporated by reference herein and therein, you should carefully consider the disclosure made by the Partnership in its continuous disclosure filings, in addition to those made by BBUC. See “Where You Can Find More Information” below.
These risk factors and others are discussed in detail in the BBUC Annual Report and the BBU Annual Report in “Item 3.D Risk Factors”. New risk factors may arise from time to time and it is not possible to predict all of those risk factors or the extent to which any factor or combination of factors may cause actual results, performance or achievements of our company to be materially different from those contained in forward-looking statements or information. Given these risks and uncertainties, the reader should not place undue reliance on forward-looking statements or information as a prediction of actual results. Although the forward-looking statements and information contained in this prospectus and the documents incorporated by reference herein are based upon what we believe to be reasonable assumptions, we cannot assure investors that actual results will be consistent with these forward-looking statements and information. These forward-looking statements and information are made as of the date of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on our group’s websites at https://bbu.brookfield.com and https://bbu.brookfield.com/bbuc/overview. The information on our group’s websites is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the references to our group’s websites in the Registration Statement and this prospectus are inactive textual references only. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our company at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent registered public accounting firm. Our company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
1.
our company’s annual report on Form 20-F for the fiscal year ended December 31, 2022, dated March 17, 2023 and filed with the SEC on March 17, 2023 (the “BBUC Annual Report”), which includes our company’s audited consolidated financial statements as at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 and related notes, together with the independent registered public accounting firm’s reports thereon;

2.
the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2022, dated March 6, 2023 and filed with the SEC on March 7, 2023 (the “BBU Annual Report”), which includes the Partnership’s audited consolidated financial statements as at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 and related notes, together with the independent registered public accounting firm’s reports thereon;

3.
the unaudited interim condensed consolidated financial statements and notes of our company as at June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022, and the management’s discussion and analysis of our company for the three and six months ended June 30, 2023 and 2022, included as Exhibit 99.1 in our company’s report on Form 6-K filed with the SEC on August 9, 2023 (the “BBUC Q2 2023 Report”);

4.
the unaudited interim condensed consolidated financial statements and notes of the Partnership as at June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022, and the management’s discussion and analysis of the Partnership for the three and six months ended June 30, 2023 and 2022, included as Exhibit 99.1 in the Partnership’s report on Form 6-K filed with the SEC on August 9, 2023 (the “BBU Q2 2023 Report”);

5.
the audited consolidated financial statements of CDK Global, Inc. as of and for the years ended June 30, 2022 and 2021, included as Exhibit 99.1 to the Partnership’s and our company’s joint report on Form 6-K filed with the SEC on July 7, 2023;

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6.
the audited combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, included as Exhibit 99.1 to the Partnership’s and our company’s joint report on Form 6-K filed with the SEC on May 3, 2022;

7.
the unaudited interim condensed combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and March 31, 2021, included as Exhibit 99.2 to the Partnership’s and our company’s joint report on Form 6-K filed with the SEC on July 7, 2023;

8.
the unaudited pro forma financial statements of our company as of June 30, 2023 and for the twelve months ended December 31, 2022 and six months ended June 30, 2023, included as Exhibit 99.1 to our company’s report on Form 6-K filed with the SEC on September 8, 2023;

9.
the unaudited pro forma financial statements of the Partnership as of June 30, 2023 and for the twelve months ended December 31, 2022 and six months ended June 30, 2023, included as Exhibit 99.1 to the Partnership’s report on Form 6-K filed with the SEC on September 8, 2023;

10.
the management information circular of our company, dated May 4, 2023, included as Exhibit 99.2 to our company’s report on Form 6-K filed with the SEC on May 12, 2023;

11.
the description of the exchangeable shares as set forth in Exhibit 2.1 to the BBUC Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description; and

12.
the description of the LP units as set forth in Exhibit 2.1 to the BBU Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished with the SEC by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:
Brookfield Business Corporation
Corporate Secretary
250 Vesey Street, 15th Floor
New York, NY 10281
Telephone: (212) 417-7000
-or-
Brookfield Business Partners L.P.
Corporate Secretary
73 Front Street, 5th Floor
Hamilton HM 12 Bermuda
+1 (441) 294-3304
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
Our company and certain selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to $1,500,000,000 of exchangeable shares and up to 47,244,876 exchangeable shares, respectively. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
The exchangeable shares are listed on the NYSE and the TSX under the symbol “BBUC.” The LP units are listed on the NYSE under the symbol “BBU” and the TSX under the symbol “BBU.UN”.
Brookfield Business Corporation
Our company was incorporated under the Business Corporations Act (British Columbia) on June 21, 2021. Our company was established by the Partnership to be an alternate investment vehicle for investors who prefer owning the Partnership’s operations in a corporate entity. The exchangeable shares were distributed to existing unitholders of the Partnership pursuant to a special distribution on March 15, 2022 (the “Special Distribution”). Each exchangeable share is exchangeable at the option of the holder for one LP unit or its cash equivalent and structured with the intention of providing an economic return equivalent to one LP unit. Our head office is located at 250 Vesey Street, 15th Floor, New York NY 10281 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O Box 11117, Vancouver, British Columbia V6E 4N7. Our company’s telephone number is (212) 417-7000.
For additional information, please refer to the BBUC Annual Report.
Brookfield Business Partners L.P.
The Partnership is a Bermuda exempted limited partnership that was established on January 18, 2016 under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. The Partnership’s registered and head office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number is +1 (441) 294-3304.
The Partnership was established by Brookfield Corporation to be its flagship public partnership for its business services and industrial operations. The Partnership’s operations are primarily located in the United States, Europe, Australia, Canada and Brazil. The Partnership is focused on owning and operating high-quality operations that benefit from a strong competitive position and provide essential products and services. The Partnership seeks to build value through enhancing the cash flows of its businesses, pursuing an operations-oriented acquisition strategy and opportunistically recycling capital generated from operations and dispositions into its existing operations, new acquisitions and investments. The Partnership’s goal is to generate returns to unitholders primarily through capital appreciation with a modest distribution yield.
The Partnership’s sole direct investment is a managing general partnership interest in Brookfield Business L.P. (“Holding LP”), through which the Partnership holds all of its interests in its operating businesses. The Partnership anticipates that the only distributions the Partnership will receive in respect of its managing general partnership interests in Holding LP will consist of amounts that are intended to assist the Partnership in making distributions to its unitholders in accordance with the Partnership’s distribution policy and to allow the Partnership to pay expenses as they become due. Distributions to partners of the Partnership will be made only as determined by the General Partner in its sole discretion.
For additional information, please refer to the BBU Annual Report.

RISK FACTORS
An investment in our group’s securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BBUC Annual Report and the BBU Annual Report, and the other information incorporated by reference in this prospectus, as updated by our group’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties our group faces. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares by our company for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale of the exchangeable shares by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.

SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale or other disposition by certain selling securityholders that are direct or indirect subsidiaries of Brookfield Corporation and which will be identified in a prospectus supplement, of up to 47,244,876 exchangeable shares initially acquired by the selling securityholders in connection with the Special Distribution, which represent all of the exchangeable shares beneficially owned by Brookfield as of the date hereof. All such exchangeable shares to be offered and sold by such selling securityholders were initially issued in the Special Distribution and are currently outstanding and beneficially owned by such selling securityholders as of the date of this prospectus. If all such exchangeable shares are sold by the selling securityholders as of the date hereof, Brookfield will not beneficially own any exchangeable shares.
Further, this prospectus also relates to the LP units that may be issuable or deliverable upon exchange of the exchangeable shares that may be sold by the selling securityholders. In accordance with the rights agreement between Brookfield Corporation and Wilmington Trust, National Association (the “Rights Agreement”), in the event that, on the applicable specified exchange date with respect to any subject exchangeable shares sold pursuant to this prospectus, (i) our company has not satisfied its obligations under our company’s articles (“our articles”) by delivering the LP unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject exchangeable shares from the holder thereof and delivered the LP unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject exchangeable shares for the LP unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire such exchangeable shares.
As of June 30, 2023, Brookfield beneficially owned 25,158,782 LP units, 69,705,497 redemption-exchange units (“Redemption-Exchange Units”) of Holding LP and 47,244,876 exchangeable shares, which collectively represent an effective economic interest in the Partnership of approximately 65.4% assuming the exchange of all issued and outstanding Redemption-Exchange Units and exchangeable shares.
As of June 30, 2023, assuming the maximum number of LP units are delivered to holders of outstanding exchangeable shares in accordance with the terms of the Rights Agreement, Brookfield would beneficially own 116,399,068 LP units, or 60.8% of the outstanding LP units, assuming the exchange of all issued and outstanding Redemption-Exchange Units and exchangeable shares beneficially owned by Brookfield and no sales of exchangeable shares by the selling securityholders. This percentage assumes that all exchange requests of exchangeable shares are satisfied in reliance on the secondary exchange rights and no LP units are delivered by our company or the Partnership in satisfaction of exchange requests of the exchangeable shares. Our company and the Partnership currently intend to satisfy any exchange requests on the exchangeable shares through the delivery of LP units rather than cash.

CAPITALIZATION
Each prospectus supplement will include information on our company’s capitalization in respect of particular offerings hereunder. For general information regarding our company’s capitalization as of June 30, 2023, see the BBUC Q2 2023 Report, which is incorporated by reference herein, and for general information regarding the Partnership’s capitalization as of June 30, 2023, see the BBU Q2 2023 Report which is incorporated by reference herein.

DESCRIPTION OF EXCHANGEABLE SHARES
The following description of the exchangeable shares sets forth certain general terms and provisions of exchangeable shares. As of June 30, 2023, there were 72,954,963 exchangeable shares outstanding. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our articles. Through the rights and governance structures described in this prospectus and in the BBUC Annual Report, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of the exchangeable shares will be significantly impacted by the market price of the LP units and the combined business performance of our group. For a more detailed description of the exchangeable shares and the share capital of our company, please refer to the BBUC Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference. Certain material U.S. and Canadian federal income tax considerations related to the exchangeable shares will be described in a prospectus supplement.
Voting
Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each holder of exchangeable shares is entitled to cast one vote for each Exchangeable Share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and class B shares will vote together and not as separate classes. The class B shares collectively represent a 75% voting interest in our company. Subject to any rights of the holders of any series of our company’s preferred shares to elect directors under specified circumstances, the holders of the outstanding exchangeable shares and class B shares, voting together, shall be entitled to vote in respect of the election of all directors of our company. See “Item 10.B Memorandum and Articles of Association — Description of Our Share Capital — Class B Shares” in the BBUC Annual Report for a description of the class B shares.
Holders of exchangeable shares hold an aggregate 25% voting interest in our company.
Dividends
The holders of exchangeable shares are entitled to receive dividends as and when declared by our company’s board of directors (“our board”) subject to the special rights of the holders of all classes and series of the preferred shares and any other shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. Our company will target to pay dividends per exchangeable share that are identical to the distributions on each LP unit.
Subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding having prior rights as to dividends, and in preference to the class C non-voting shares of our company (the “class C shares”), each exchangeable share entitles its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on an LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the record date of such dividend (the “Exchangeable Dividends”). See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events.” The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.
If the full amount of an Exchangeable Dividend is not declared and paid concurrently with a distribution on the LP units, then the undeclared or unpaid amount of such Exchangeable Dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such Exchangeable Dividend has been earned, declared or authorized. Any Exchangeable Dividend payment made shall first be credited against the earliest accumulated but unpaid Exchangeable Dividends due which remain payable (the “Unpaid Dividends”). All Exchangeable Dividends shall be paid prior and in preference to any dividends or distributions on the class C shares. See “Item 10.B Memorandum and Articles of Association — Description of Our Share Capital — Class C

Shares” in the BBUC Annual Report for a description of the class C shares. The holders of exchangeable shares are not entitled to any dividends from our company other than the Exchangeable Dividends.
Exchange by Holder
Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined by our company and the Partnership in each of their sole discretion). If you hold exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of exchangeable shares, please contact the transfer agent and follow the process described below.
Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of our company). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged their exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged. Unitholders of the Partnership are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentence.
Notwithstanding the paragraph above, when a notice of exchange has been delivered to each of our company and the Partnership and, until such time as the Rights Agreement is terminated, Brookfield, by the transfer agent, by or on behalf of a tendering holder of exchangeable shares, we will promptly, and in any event, within one (1) business day after receipt thereof, deliver to each of Brookfield and the Partnership a written notification of our receipt of such notice of exchange setting forth the identity of the holder of exchangeable shares who wishes to exchange such exchangeable shares and the number of exchangeable shares to be exchanged. Our company may elect to satisfy our exchange obligation by acquiring all of the tendered exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of the Partnership). If the Partnership elects to satisfy our exchange obligation, it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our transfer agent of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
In the event that a tendering holder of exchangeable shares has not received the number of LP units or its cash equivalent (the form of payment to be determined by our company or the Partnership in each of their sole discretion) in satisfaction of the tendered exchangeable shares, then such tendering holder of exchangeable shares will be entitled to receive the equivalent of such cash amount or LP units amount from Brookfield pursuant to the Rights Agreement until March 15, 2027. In this scenario, the tendered exchangeable shares will be delivered to the rights agent in exchange for the delivery of the equivalent of the cash amount or LP units amount from a collateral account of Brookfield administered by the rights agent. See “Item 7.B Related

Party Transactions — Relationship with Brookfield — Rights Agreement” in the BBUC Annual Report for a further description of the Rights Agreement. The Partnership has agreed to indemnify Brookfield, in its capacity as selling securityholder, for certain liabilities under applicable securities laws concerning selling securityholders, in connection with any LP units delivered by Brookfield pursuant to the Rights Agreement.
No Fractional LP Units.   No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of an LP unit.
Conversion of Tendered Exchangeable Shares.   The Partnership is entitled at any time to have any or all exchangeable shares acquired by the Partnership converted into class C shares on a one-for-one basis. With each acquisition by the Partnership of exchangeable shares and/or the election by the Partnership to convert these acquired shares to class C shares, the Partnership’s indirect ownership interest in our company will increase.
Adjustments to Reflect Certain Capital Events.   The conversion factor (which is currently one) is subject to adjustment in accordance with our articles to reflect certain capital events, including (i) if the Partnership or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders consisting wholly or partly of exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities), or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.
Redemption by Issuer
Our board will have the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events (each a “Redemption Event”): (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders do not have the ability to vote on such redemption and our board’s decision to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of class B shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares Shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.

Upon any such Redemption Event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any Redemption Event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company). Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Liquidation
Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of all classes and series of preferred shares and any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full to (i) any holder of exchangeable shares that has submitted a notice of the exercise of the exchange rights described above or any holder of class C shares that has submitted a notice of class C retraction, in each case, at least ten (10) days prior to the date of the liquidation, dissolution or winding up, and (ii) any holder of the class B shares that has submitted a notice of retraction at least thirty (30) days prior to the date of the liquidation, dissolution or winding up), the holders of exchangeable shares shall be entitled to an amount in cash per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up, plus all Unpaid Dividends, if any. If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, (i) our company may elect to redeem all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”), plus all Unpaid Dividends, if any, and (ii) the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all Unpaid Dividends, if any. Unitholders are not entitled to vote on any such redemption of exchangeable shares by our company or on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Automatic Redemption upon Liquidation of the Partnership
Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares will be automatically redeemed by us, in our sole and absolute discretion, on the day prior to the liquidation, dissolution or winding up of the Partnership. In such case, each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per Exchangeable Share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all Unpaid Dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Conversion to Class C Shares
At any time, the Partnership, or any of its controlled subsidiaries, will be entitled to convert each held exchangeable share to a class C share on a one-for-one basis.
Registration Rights Agreement
On March 15, 2022, the Partnership, our company and Brookfield Corporation entered into a registration rights agreement (the “Registration Rights Agreement”), comparable to the registration rights agreement existing between Brookfield Corporation and the Partnership. Under such Registration Rights Agreement, our company and the Partnership agreed that, upon the request of Brookfield Corporation, our company and the Partnership will, as necessary take such actions to register for sale and qualify for distribution under applicable securities laws any of the exchangeable shares held by Brookfield Corporation and the underlying LP units that may be issued or delivered to satisfy any exchange, redemption or purchase of exchangeable shares (including, if applicable, in connection with liquidation, dissolution or winding up of our company). In the Registration Rights Agreement, our company agreed to pay expenses in connection with such registration and sales and to indemnify Brookfield Corporation for material misstatements or omissions in the applicable prospectus.
Book-Based System
The exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or Depository Trust Company (“DTC”), as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.
Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer
The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of Exchangeable Shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive an LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “Description of Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events” for more information on the circumstances in which adjustments may be made to the conversion factor.
Choice of Forum for Securities Act Claims
Our articles provide that unless our company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities

Act. In the absence of this provision, under the Securities Act, U.S. federal and state courts have been found to have concurrent jurisdiction over suits brought to enforce duties or liabilities created by the Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The Partnership’s authorized partnership interests consist of an unlimited number of LP units and any additional partnership interests representing limited partnership interests of the Partnership that may be issued. As of June 30, 2023, there were 74,613,125 LP units outstanding (or approximately (i) 144,318,622 LP units assuming the exchange of all Redemption-Exchange Units and (ii) 217,273,585 LP units assuming the exchange of all Redemption-Exchange Units and all exchangeable shares). The Redemption-Exchange Units are subject to a redemption-exchange mechanism pursuant to which LP units may be issued in exchange for Redemption-Exchange Units on a one for one basis. Brookfield owns, directly and indirectly, approximately 65.4% of the Partnership assuming the exchange of all of the Redemption-Exchange Units and the exchangeable shares. The LP units are listed on the NYSE under the symbol “BBU” and on the TSX under the symbol “BBU. UN”.
The LP units are non-voting limited partnership interests in the Partnership. The rights of holders of the LP units are based on the limited partnership agreement of the Partnership, amendments to which may be proposed only by or with the consent of the General Partner as described in the BBU Annual Report.
LP units of the Partnership represent a fractional limited partnership interest in the Partnership and do not represent a direct investment in the Partnership’s assets and should not be viewed by investors as direct securities of the Partnership’s assets. Holders of the LP units are not entitled to the withdrawal or return of capital contributions in respect of the LP units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the BBU Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP units will not have priority over any other holder of LP units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of LP Units do not have the ability to call meetings of unitholders, and holders of LP units are not entitled to vote on matters relating to the Partnership except as described in the BBU Annual Report.
Holders of LP units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership, unless otherwise determined by the General Partner, in its sole discretion. In addition, holders of LP units do not have any right to have their LP units redeemed by the Partnership. The LP units have no par or other stated value.
For more detailed information on the LP units and the limited partnership agreement of the Partnership, see “Item 10.B Memorandum and Articles of Association — Description of our Units and our Limited Partnership Agreement” in the BBU Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Certain material U.S. and Canadian federal income tax considerations related to the LP units will be described in a prospectus supplement.

PLAN OF DISTRIBUTION
New Issues
Our company may sell exchangeable shares to or through underwriters, dealers or to one or more purchasers through agents. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid to dealers.
Under agreements which may be entered into by our company, the Partnership, underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
The exchangeable shares to be offered by our company pursuant to this prospectus (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in our exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our exchangeable shares or as to the liquidity of the trading market for such securities.
In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Secondary Offerings
This prospectus may also, from time to time, relate to offerings by one or more selling securityholders of its or their exchangeable shares. Specifically, selling securityholders that are direct or indirect subsidiaries of Brookfield Corporation may use this prospectus in connection with the resale of exchangeable shares that were initially acquired in the Special Distribution. See “Selling Securityholders”. The applicable prospectus supplement will identify the selling securityholders and the terms of any secondary offerings made hereunder. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. Our group will not receive any proceeds from sales by selling securityholders.
Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling securityholder(s). In connection with sales of its exchangeable shares or otherwise, selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the exchangeable shares in the course of hedging in positions they assume. The selling securityholder(s) may also sell its or their exchangeable shares short and deliver exchangeable shares covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholder(s) may also loan or pledge the exchangeable shares to broker-dealers that in turn may sell such exchangeable shares.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of the Ontario courts, and our company and the Partnership have appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.
The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely give recognition to a valid, final and conclusive in personam judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to the Canadian or U.S. judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing the judgment did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud and (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the foreign court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as, among other reasons, they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.
LEGAL MATTERS
Unless otherwise specified in any applicable prospectus supplement, the validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.

EXPERTS
The financial statements of BBUC as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of BBUC’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
The financial statements of the Partnership as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
The financial statements of CDK Global, Inc. as of June 30, 2022 and 2021 and for each of the two years in the period ended June 30, 2022, incorporated by reference in this prospectus from Exhibit 99.1 to the Partnership’s and BBUC’s joint report on Form 6-K filed on July 7, 2023, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte & Touche LLP are located at 111 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606.
The combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 3883 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by our company.
SEC registration fee		$264,404
FINRA filing fees		**
NYSE and TSX listing fees		**
Blue sky fees and expenses		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

**
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

Brookfield Business Corporation
Brookfield Business Partners L.P.
Class A Exchangeable Subordinate Voting Shares of Brookfield Business Corporation
Limited Partnership Units of Brookfield Business Partners L.P.
(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

PROSPECTUS

                 , 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Brookfield Business Partners L.P.
The sections of the annual report on Form 20-F of Brookfield Business Partners L.P. (the “Partnership”) for the year ended December 31, 2022 entitled “Item 7.B Related Party Transactions — Master Services Agreement”, “Item 6.C Board Practices — Indemnification and Limitations on Liability” and “Item 10.B Memorandum and Articles of Association — Description of Our Units and Our Limited Partnership Agreement — Indemnification; Limitations on Liability” include disclosure relating to the indemnification of the Partnership’s directors and officers and are incorporated by reference herein.
Brookfield Business Corporation
The sections of the annual report on Form 20-F of Brookfield Business Corporation (our “company” and together with the Partnership, the “Registrants”) for the year ended December 31, 2022 entitled, “Item 6.C Board Practices — Indemnifications and Limitations on Liability”, “Item 7.B Related Party Transactions — Master Services Agreement”, “Item 7.B Related Party Transactions — Indemnification Arrangements” and “Item 10.B Memorandum and Articles of Association — Comparison of Rights of Holders of Our Exchangeable Shares and the Partnership’s Units — Limitation of Liability and Indemnification of Directors and Officers” include disclosure relating to the indemnification of certain of our company’s affiliates and the directors and officers of our company and our company’s service providers and are incorporated by reference herein.
***
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 9.   EXHIBITS
The following exhibits are filed herewith or incorporated by reference herein:
Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1	Notice of Articles and Articles of Brookfield Business Corporation (incorporated by reference to Exhibit 99.1 to Brookfield Business Corporation’s Current Report on Form 6-K filed on March 21, 2022).
3.2
Certificate of Registration of Brookfield Business Partners L.P., registered as of January 18, 2016 (incorporated by reference as Exhibit 3.1 to Brookfield Business Partners L.P.’s Registration Statement on Form F-1, originally filed on October 27, 2015 (Registration No. 333-207621)).

3.3
Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated as of May 31, 2016 and as thereafter amended (incorporated by reference to Exhibit 99.1 to Brookfield Business Partners L.P.’s Report on Form 6-K, filed on May 21, 2020).

3.4
Bye-Laws of Brookfield Business Partners Limited, dated June 16, 2016 (incorporated by reference to Exhibit 1.3 to Brookfield Business Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 9, 2018).

3.5
Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated May 31, 2016, as amended by the first amendment thereto, dated June 16, 2016, and as further amended by the second amendment thereto, dated May 18, 2020 (incorporated by reference to Exhibit 1.2 to Brookfield Business Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 7, 2023).

Exhibit	Description
3.6
Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated March 15, 2022 (incorporated by reference to Exhibit 99.1 to Brookfield Business Partners L.P.’s Current Report on Form 6-K, filed on March 30, 2022).

4.1
Rights Agreement, dated March 15, 2022, by and between Brookfield Asset Management (now known as Brookfield Corporation) and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Brookfield Business Corporation’s Report on Form 20-F for the year ended December 31, 2022, filed on March 17, 2023).

4.2
Registration Rights Agreement, dated March 15, 2022, by and between Brookfield Business Corporation, Brookfield Business Partners L.P. and Brookfield Asset Management Inc. (now known as Brookfield Corporation) (incorporated by reference to Exhibit 4.2 to Brookfield Business Corporation’s Report on Form 20-F for the year ended December 31, 2022, filed on March 17, 2023).

4.3
Equity Commitment Agreement, dated March 15, 2022, between Brookfield Business Corporation and Brookfield BBP Canada Holdings Inc. (incorporated by reference to Exhibit 4.11 to Brookfield Business Corporation’s Report on Form 20-F for the year ended December 31, 2022, filed on March 17, 2023).

5.1+	Opinion of McMillan LLP, as to certain matters of British Columbia law in respect of Brookfield Business Corporation
5.2+	Opinion of Appleby (Bermuda) Limited, as to certain matters of Bermuda law in respect of Brookfield Business Partners L.P.
8.1*	Opinion of Torys LLP, as to certain tax matters relating to Brookfield Business Partners L.P.
23.1†	Consent of Deloitte LLP (in respect of Brookfield Business Corporation and Brookfield Business Partners L.P.)
23.2†	Consent of Deloitte & Touche LLP (in respect of CDK Global, Inc.)
23.3†	Consent of Deloitte & Touche LLP (in respect of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation))
23.4+	Consent of McMillan LLP (included in the opinion filed as Exhibit 5.1)
23.5+	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.2)
24.1+	Powers of Attorney (included in the signature page of Form F-3 of Brookfield Business Corporation and Brookfield Business Partners L.P. (File Nos. 333-273180 and 333-273180-01) filed on July 7, 2023)
107+	Filing Fee Table

+
Previously filed.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

†
Filed herewith.

ITEM 10.   UNDERTAKINGS
(a)   The undersigned Registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.
(5)   That for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and
(6)   That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BROOKFIELD BUSINESS CORPORATION
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada on September 8, 2023.
BROOKFIELD BUSINESS CORPORATION
By:
/s/ A.J. Silber

Name:
A.J. Silber

Title:
Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 8, 2023.
Signature	Title
* Cyrus Madon	Chief Executive Officer (Principal Executive Officer)
* Jaspreet Dehl	Chief Financial Officer (Principal Financial and Accounting Officer)
* Jeffrey Blidner	Board Chair and Director
* David Court	Director
* Stephen Girsky	Director
* David Hamill	Director
* Anne Ruth Herkes	Director
* John Lacey	Lead Independent Director
* Don Mackenzie	Director
* Michael Warren	Director
* Patricia Zuccotti	Director

*By:
/s/ A.J. Silber

Name: A.J. Silber
Title:  Attorney-in-fact

SIGNATURES OF BROOKFIELD BUSINESS PARTNERS L.P.
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on September 8, 2023.
BROOKFIELD BUSINESS PARTNERS L.P., by its
general partner, BROOKFIELD BUSINESS
PARTNERS LIMITED
By:
/s/ Jane Sheere

Name:
Jane Sheere

Title:
Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 8, 2023.
Signature	Title
* Cyrus Madon	Chief Executive Officer of its service provider, Brookfield Private Equity L.P. (Principal Executive Officer)
* Jaspreet Dehl	Chief Financial Officer of its service provider, Brookfield Private Equity L.P, (Principal Accounting and Financial Officer)
* Jeffrey Blidner	Director
* Stephen Girsky	Director
* David Hamill	Director
* Anne Ruth Herkes	Director
* John Lacey	Director
* Don Mackenzie	Director
* Patricia Zuccotti	Director

*By:
/s/ Jane Sheere

Name: Jane Sheere
Title:  Attorney-in-fact

AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Business Corporation and Brookfield Business Partners L.P. in the United States, on this 8th day of September, 2023.
BROOKFIELD BBP US HOLDINGS LLC
By:
/s/ Sean McLaughlan

Name:
Sean McLaughlan

Title:
Managing Director